Exhibit 99.1

Realty Income ANNOUNCES £900 MILLION sterling-Denomiated TERM LOAN

SAN DIEGO, CALIFORNIA, November 18, 2025….Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, today announced that it has closed on a £900 million Sterling-denominated unsecured term loan. The loan initially matures in January 2028, before giving effect to one twelve-month extension option. Proceeds from the loan will be used to repay outstanding Sterling-denominated borrowings on our $4.0 billion multicurrency revolving credit facility, effectively pre-funding the refinancing of our January 2026 multi-currency term loan, which includes a £705 million Sterling-denominated tranche.

Pursuant to the terms of the loan, Realty Income's current A3/A- credit ratings provide for a borrowing rate of 80 basis points over the Sterling Overnight Index Average (SONIA) rate. In conjunction with closing, Realty Income executed two-year variable-to-fixed interest rate swaps, which fix the weighted average per annum interest rate at 4.3% over the initial term.

“We are grateful for the longstanding partnerships with our lenders and their continued support of our global platform. This term loan addresses our upcoming Sterling-denominated term loan maturity with a lower all-in fixed rate and further enhances our financial flexibility abroad,” said Jonathan Pong, Executive Vice President, Chief Financial Officer and Treasurer of Realty Income.

Toronto Dominion (Texas) LLC is acting as the Administrative Agent. TD Securities (USA) LLC, The Bank of Nova Scotia, BofA Securities, Inc., JPMorgan Chase Bank, N.A., and Truist Securities, Inc. are serving as Joint Bookrunners. TD Securities (USA), LLC, The Bank of Nova Scotia, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Regions Capital Markets, Truist Securities, Inc., U.S. Bank National Association, and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch are serving as Joint Lead Arrangers. Bank of America, N.A., JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, Truist Bank, and U.S. Bank National Association are serving as Syndication Agents. Regions Bank and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch are serving as Documentation Agents. A total of ten lenders are participating in the loan, including the foregoing institutions, BNP Paribas and Wells Fargo Bank, National Association.

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies®. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of September 30, 2025, we have a portfolio of over 15,500 properties in all 50 U.S. states, the U.K., and seven other countries in Europe. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 665 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio including management thereof; our platform including our international expansion; growth strategies; sources of capital; our investment pipeline and intentions to acquire or dispose of properties (including geographies and partners). Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships, and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release and forecasts made in the forward-looking statements discussed in this press release may not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Contact:

Jonathan Pong

Executive Vice President, CFO and Treasurer

+1 858 284 5177

jpong@realtyincome.com